EXHIBIT 99.3



                          REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT is entered into as of August 15, 2000, by and among Graphic Packaging International Corporation, a Colorado corporation (the "Company"), and the Grover C. Coors Trust ("the Investor").

                                    RECITALS

         The Investor is purchasing shares of the Company's Series B Convertible Preferred Stock (the "Preferred Stock") as of the date of this Agreement. The execution by the Company of this Agreement is a condition to such purchase of Preferred Stock.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Definitions.

         For purposes of this Agreement:

                  (a) The term "register," "registered," and "registration" refer to a registration under the Securities Act of 1933, as amended (the "Act"), effected by preparing and filing a registration statement or similar document in compliance with and the declaration or ordering of effectiveness of such registration statement or document;

                  (b) The term "Registrable Securities" means (i) the shares of Common Stock, $.01 par value per share, of the Company ("the Common Stock") issuable or issued upon conversion of the Preferred Stock and (ii) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Preferred Stock or Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which that person's rights under this Agreement are not assigned;

                  (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities who is a party to this Agreement as of the date hereof or who may be added as a party hereto pursuant to the terms of this Agreement, and any assignee thereof in accordance with Section 10;

                  (d) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC; and

                  (e)      The term "SEC" means the Securities and Exchange
Commission.

         2.       Request for Registration.


                  (a) Upon receipt at any time of a written request from one or more of the Holders of Registrable Securities that the Company register Registrable Securities, the Company shall, within 10 days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of Section 2(b), use its best efforts to effect as soon as practicable, and in any event within 90 days of the receipt of such request, to register all Registrable Securities that the Holders request to be included in such registration within 20 days of the mailing of such written notice by the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2(a):

                           (i)      If the Holders  together with the holders
of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities at an aggregate price (estimated in good faith) to the public (net of any underwriters' discounts or commissions) of less than $20,000,000.

                           (ii)     If the Company has, within the 12-month
period preceding the date of such request, already effected two registration statements for the Holders pursuant to this Section 2(a) and such registrations have been declared or ordered effective;

                           (iii)    If the Company  shall  furnish to such
Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed at such time, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 2(a) shall be deferred for a period not to exceed 30 days from the date of receipt of written request from the Holders; provided, however, that the Company may not utilize this right more than once in any 12-month period; or

                           (iv)     The  Company,  within  the  60-day  period
preceding the date of such request, has effected a registration of securities in which the Holders of Registrable Securities requesting registration pursuant to this Section 2(a) were entitled to participate to the fullest extent they desired pursuant to Section 3.

                  (b) If the Holders initiating the registration request hereunder (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the written notice referred to in Section 2(a). The underwriter will be selected by the Initiating Holders holding a majority of the Registrable Securities to be registered (a "Majority-in-Interest" of the Holders) and shall be reasonably acceptable to the Board of Directors of the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a Majority-in-Interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 5(e)) enter into an underwriting agreement in usual and customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder.

                  (c) In the event of an underwritten registration pursuant to this Section 2, the Company, if requested by a Majority-In-Interest of the Initiating Holders, shall agree not to, and shall cause its executive officers and directors not to, effect any public sale or distribution of the Common Stock of the Company or similar securities or securities convertible into, or exchangeable or exercisable for, Common Stock during the 180-day period following the effective date of a Registration Statement relating to a public offering of Registrable Shares if the managing underwriter or underwriters determine such public sale or distribution would have a material adverse effect on such offering. 3. Company Registration.

                  (a) If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company employee stock plan), the Company shall, 30 days prior to the filing of any registration statement under the Act, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after receipt of such written notice from the Company (as determined pursuant to Section 14(a) hereunder), the Company shall, subject to the provisions of Section 3(b), cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. Nothing in this Section 3 is intended to obligate the Company to undertake any registration independently of the Company's obligations under Section 2.


                  (b) In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under
Section 3 to include any of the Holders' securities in an underwritten offering of the Company's securities unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, assuming usual and customary underwriting terms. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities otherwise entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders), but in no event shall the amount of securities of the selling Holders included in the offering be less than 20% of the total amount of securities included in such offering.

         4.       Expenses of Registration

         All expenses (other than underwriting discounts and commissions payable with respect to Registrable Securities sold in the offering) incurred by the Company in connection with registrations, filings or qualifications pursuant to
Section 2 and 3 including (without limitation) all registration, filing and qualification fees, printers' and accounting fees and reasonable fees and disbursements of a single special counsel for all Holders, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of a Majority-in-Interest of the Holders (in which case all participating Holders shall bear such expenses), unless the withdrawal is based upon material adverse information concerning the Company of which such Holders were not aware at the time of such request. If the Holders are required to pay such registration expenses, such expenses shall be borne by the Holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.

         5.       Obligations of the Company.

         Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of a Majority-in-Interest of the Holders, keep such registration statement effective for up to 180 days.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service of process in such jurisdiction.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform usual and customary obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Furnish (i) on or promptly after the filing of such registration and in any case prior to the effective date thereof, an opinion of counsel in customary form meeting the requirements of Regulation S-K, Item 601(b)(5), or any successor regulation, to the extent required to be filed as an exhibit to such registration statement and (ii) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (A) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (B) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  (h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                  (i) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any registration statement covering Registrable Securities.

                  (j) Use its best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by any other applicable exchange, quotation system or regulatory authority, as may be necessary to enable the selling Holders or the underwriters, if any, to consummate the disposition of such Registrable Securities.

                  (k) Cooperate and assist in any filings required to be made with the NASD in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

                  (l) Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; provided that such persons shall execute an agreement containing customary agreements to keep such information confidential.

                  (m) Permit any holder of Registrable Securities, which Holder, in the Company's reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in good faith in the preparation of such registration statement or comparable statement and to require the insertion therein of material furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel and the Company and its counsel should be included.

         6.       Furnish Information.

         It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to any selling Holder that such selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be reasonably required to effect the registration of its Registrable Securities.

         7.       Delay of Registration.

         No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

         8.       Indemnification.

         In the event any Registrable Securities are included in a registration statement under this Agreement:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the trustees, partners, officers, agents, employees and directors of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will reimburse each such Holder, partner, officer, agent, employee or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by, or on behalf of, any such Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling Holder severally and not jointly will indemnify and hold harmless the Company, each of its officers, directors, agents or employees, each person, if any, who controls the Company within the meaning of the Act, any underwriter and any other Holder selling securities in such registration statement or any of its partners, agents, employees, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, partner, agent, employee, officer, controlling person, or underwriter, or other such Holder or director, officer, partner, agent, employee or controlling person may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by, or on behalf of, such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such partner, agent, employee, director, officer, controlling person, underwriter or other Holder, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that each selling Holder shall be liable, under this Section 8(b) for only that amount of losses, claims, damages and liabilities as does not exceed the proceeds received by selling Holder as a result of Registrable Securities sold in such registration.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8 deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the opinion of counsel for the indemnifying party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable period of time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 8 to the extent materially prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

                  (d) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omissions.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The obligations of the Company and Holders under this
Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         9.       Reports Under the 1934 Act.

         With a view to making available to the Holders the benefits of SEC Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

                  (b) take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

                  (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                  (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of SEC Rule 144, the Act and the 1934 Act, or as to its qualification as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         10.      Assignment of Registration Rights.

         The rights to cause the Company to register any Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of such securities who (i) is a beneficiary of the Grover C. Coors Trust or (ii) after giving effect to such transfer shall hold at least 5% of the aggregate number of Registrable Securities. Upon such transfer or assignment, such transferee or assignee shall be deemed a "Holder" under this Agreement, provided the Company is, within a reasonable period of time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such Registration Rights are being assigned; provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. Notwithstanding the foregoing, any Holder that transfers a portion of the Registrable Securities owned by such Holder shall continue to have rights under this Agreement to cause the registration of the Registrable Securities retained by such Holder.

         11.      Limitations on Subsequent Registration Rights.

         From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any Agreement with any Holder or prospective Holders of any securities of the Company giving such Holder or prospective Holder any Registration Rights the terms of which are more favorable than the Registration Rights granted to the Holders hereunder.

         12.      "Market Stand-Off" Agreement.

         The Holders hereby agree that they shall not, to the extent requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose (other than to donees who agree to be similarly bound) of any Common Stock for up to 180 days (as determined by the Company's Board of Directors and the proposed underwriters for a public offering of the Company's Common Stock under the Act) following the effective date of an underwritten registration statement of the Company filed under the Act, except for Common Stock included in such registration statement; provided, however, that (i) the Company will use its reasonable best efforts to cause the underwriters to limit such period of time to 90 days from the effective date of such registration and for a period not to exceed 90 days for any subsequent underwritten offering, (ii) all senior officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements for the like period and (iii) each Holder who has requested the registration of Registrable Securities pursuant to
Section 3 hereof is permitted to participate to the fullest extent they desired without any limitation.

         13.      Termination of Registration Rights.


         The registration rights of the Holders shall expire on the later of the tenth anniversary of the date hereof or the fifth anniversary of the conversion of all outstanding shares of the Preferred Stock into Common Stock. Notwithstanding anything herein to the contrary, no Holder shall be entitled to register any Registrable Securities under this Agreement at any time when all Registrable Securities held by and issuable to such Holder may be sold within a single 90-day period under Rule 144.


         14.      Miscellaneous

                  (a) Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt, or if earlier, (a) 5 days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed as follows, or at such other address as a party may designate by ten days' advance written notice to the other parties to this Agreement pursuant to the provisions of this Section 14(a):


               if to Company:                 4455 Table Mountain Drive
                                              Golden, Colorado  80403
                                              Fax: (303) 215-0737
                                              Attention: Jill B.W. Sisson, Esq.


               if to Purchaser:               Adolph Coors Company
                                              Mail Stop VR900
                                              P.O. Box 4030
                                              Golden, Colorado 80401-0030
                                              Fax:
                                                   -----------------------------
                                              Attention:   Patricia J. Smith

                  (b) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holders of a majority of the Registrable Securities. Additional Holders may be added to this Agreement with such consent by adding a signature page executed by such additional Holder.

                  (c) Governing Law; Jurisdiction; Venue. This Agreement shall be governed by and construed under the laws of the State of Colorado without regard to principles of conflict of laws. The parties irrevocably consent to the jurisdiction and venue of the state courts located in Jefferson County, Colorado and federal courts located in Denver, Colorado in connection with any action relating to this Agreement.

                  (d) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective successors and assigns of the parties as provided herein.

                  (e) Severability If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

                  (f)      Entire   Agreement;   Counterparts.   This  Agreement
constitutes the entire agreement between the parties about its subject and supersedes all prior agreements. This Agreement may be executed in two or more counterparts, which together shall constitute one instrument.



                            (Signature page follows)

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


COMPANY:                                           INVESTOR:

GRAPHIC PACKAGING INTERNATIONAL CORPORATION        GROVER C. COORS TRUST


By  /s/ Jed J. Burnham                             By  /s/ William K. Coors
    Name: Jed J. Burnham                           Name: William K. Coors
    Title:Executive Vice President - Finance       Title:   Trustee


                                                   By  /s/ Joseph Coors, Jr.
                                                   Name: Joseph Coors, Jr.
                                                   Title:   Trustee


                                                   By  /s/ Jeffrey H. Coors
                                                   Name: Jeffrey H. Coors
                                                   Title:   Trustee


                                                   By  /s/ John K. Coors
                                                   Name: John K. Coors
                                                   Title:   Trustee